Exhibit (q)(2)

POWER OF ATTORNEY

The undersigned officer of:

Eaton Vance Growth Trust
Eaton Vance Limited Duration Income Fund
Eaton Vance Mutual Funds Trust
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Special Investment Trust
Eaton Vance Tax-Advantaged Dividend Income Fund

each a Massachusetts business trust (the “Trusts”), (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts, in respect of shares of beneficial interest and other documents and papers relating thereto:

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Thomas E. Faust Jr.	President	November 1, 2005

Thomas E. Faust Jr.